SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________


                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 31, 1999

                         First West Chester Corporation
      _____________________________________________________________________
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
      _____________________________________________________________________
                 (State or other jurisdiction of incorporation)

               0-12870                                      23-2288763
      __________________________               _________________________________
        (Commission File No.)                  (IRS Employer Identification No.)

              9 North High Street, West Chester, Pennsylvania 19380


                               (610) 344-2686
                         _____________________________
                         Registrant's Telephone Number

ITEM 5.

On January 31, 1999, Charles E. Swope, Chairman of the Board and President of First West Chester Corporation and The First National Bank of West Chester, released information regarding earnings for 1999.

Attached as Exhibit 99.1, is a press release relating to this event.

ITEM 7.  EXHIBITS

         99.1 Press Release dated January 31, 2000

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   January 31, 2000                    FIRST WEST CHESTER CORPORATION


                                             By:/s/Charles E.Swope
                                             ___________________________________
                                             Charles E. Swope,
                                             Chairman of the Board and President

                                  EXHIBIT 99.1

                            FIRST NATIONAL ANNOUNCES
                                EARNINGS FOR 1999


         (January 31, 2000-West Chester, PA) - Charles E. Swope, Chairman of the Board, President, and CEO of The First National Bank of West Chester, subsidiary of First West Chester Corporation, announced that net income for 1999 was $5.217 million, an increase of 4.0% over 1998's net income of $5.016 million.

         Assets on December 31, 1999 were $511.9 million, an increase of $41.2 million or 8.8% compared to $470.7 million on December 31, 1998. This growth can be attributed to our five new branch locations added in 1999. Four branches are located within local retirement communities to serve their residents and employees, and the fifth is on South Matlack Street in West Chester.

         Financial Management Services assets were $429.6 million, an increase of $24.4 million, or 6.0% compared to $405.2 million on December 31, 1998. The Financial Management Services Department's growth is the result of increases in the market value of its assets and new account relationships established through sales and marketing efforts. The Financial Management Services Department takes pride in offering a wide array of trust services to the residents and businesses in Chester County.

         First West Chester Corporation has 4,545,157 shares outstanding of which and is traded in the over-the-counter market under the symbol of "FWCC." For more information, please contact our Shareholder Relations department at
(610) 344-2686.

                 FIRST WEST CHESTER CORPORATION AND SUBSIDIARIES

                          TWO-YEAR STATISTICAL SUMMARY

(Dollars in thousands, except per share data)

                                                            December 31,
                                                    ---------------------------
STATEMENT OF CONDITION                                 1999             1998
-------------------                                    ----             ----

     Assets                                         $ 511,902        $ 470,693
     Loans                                            354,338          320,395
     Investment Securities                            113,040          109,756
     Deposits                                         448,433          418,398
     Stockholders' Equity                              38,182           39,723
     Financial Managemet Services
          Assets, At Market Value                     429,597          405,217

                                                       Years Ended December 31,
                                                    ---------------------------
STATEMENT OF INCOME                                     1999             1998
-------------------                                     ----             ----
     Interest Income                                $  35,107        $  33,753
     Interest Expense                                  14,543           14,135
                                                       ------           ------
          Net Interest Income                          20,564           19,618

     Provision For Loan Losses                            799              911
                                                       ------           ------
          Net Interest Income After
               Provision For Loan Loss                 19,765           18,707

     Non-Interest Income                                5,008            4,687
     Non-Interest Expense                              17,506           16,278
                                                       ------           ------
          Income Before Taxes                           7,267            7,116

     Income Taxes                                       2,050            2,100
                                                       ------           ------
          Net Income                                  $ 5,217          $ 5,016
                                                       ======           ======
PER SHARE DATA(1)
--------------

     Net Income Per Share (Basic)                      $ 1.14           $ 1.09
     Net Income Per Share (Diluted)                    $ 1.13           $ 1.07
     Cash Dividends Declared                           $ 0.49           $ 0.47
     Book Value                                        $ 8.40           $ 8.61
     Basic Weighted Average Shares
          Outstanding                               4,571,929        4,609,874
     Diluted Weighted Average Shares
          Outstanding                               4,624,370        4,676,031


(1)All per share data has been retroactively adjusted for stock splits and stock dividends.